EMPLOYMENT AGREEMENT


         Employment Agreement ("Agreement"), dated January 15, 1997, between Top Air Manufacturing, Inc., an Iowa corporation (the "Company"), and Thaddeus P. Vannice, Sr. ("Employee").

                                   WITNESSETH:

         WHEREAS, Employee has great expertise in the Company's business;

         WHEREAS, Employee's use of such expertise in competition with the Company would have an extremely detrimental effect on the Company and Employee;

         WHEREAS, the Company desires to obtain the services of Employee, as its employee; and

         WHEREAS, in consideration of Employee's agreement to provide such services to company, Company has agreed to assure to Employee at least three (3) full years of retention in such capacity.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Recitals. Each of the above recitals is incorporated herein and made a part hereof.

         2. Employment. The Company employs Employee, as Chief Financial Officer of Company, and Employee accepts such employment by the Company upon the terms and conditions set forth in this Agreement, for the period beginning on the date of this Agreement and ending upon termination pursuant to paragraph 5 hereof (the "Employment Period"), to perform such duties as are customarily performed by the Chief Financial Officer. In connection herewith, no later than January 22, 1997, Employee shall be elected by the board of directors of the Company to the position of Chief Financial Officer of the Company.

         3. Compensation. During the Employment Period, the Company will pay Employee base compensation at the rate of $75,000 per annum which may be increased, but not decreased, by the Company in accordance with its customary salary review and adjustment policies. In addition, Employee shall be entitled to (i) receive during the Employment Period bonus compensation (whether payable in cash, options to acquire common stock of the Company or common stock of the Company) in accordance with the Company's bonus policy; provided, however, that any bonus compensation payable in cash to Employee shall be at the discretion of the Company, taking into account Employee's higher base compensation relative to other officers of the Company; (ii) participate in any and all life insurance, disability insurance, and other employee benefit plans which are made available during the Employment Period to executives of the Company of the Employee's rank; and (iii) reimbursement for all expenses reasonably incurred by him on behalf of the Company including travel, accommodations and the costs of maintaining an office at 1930 South Main Street, Princeton, Illinois (the "Office"). The Employee shall be entitled to vacation (taken consecutively or in segments), aggregating three (3) weeks each calendar year during the Employment Period. In the event Employee's site of employment is relocated to Cedar Falls, Iowa or other site more than 50 miles from the Office, the Company shall pay reasonable relocation costs incurred in connection with such move as determined in good faith by the parties.

         4. Services. During the Employment Period, Employee shall devote his best efforts and time and attention to the business affairs of the Company in his capacity as Chief Financial Officer. At the Company's discretion, Employee shall be allowed to work with Mr. Wayne W. Whalen ("Whalen") on other business opportunities to the extent said activities do not interfere with Employee's obligations to Company hereunder.

         5. Termination.

         A. The Employment Period will continue from the date hereof through and during the period ending on the third anniversary of the date hereof, unless terminated earlier by (a) Employee's death or permanent disability; (b) the Company, for cause; or (c) by Employee following reduction in his responsibilities or diminution of his duties in a manner inconsistent with the position of chief financial officer. For purpose of this Section 5, "cause" shall mean (i) gross inattention or neglect to duty or any other willful, reckless or grossly negligent act (or omission to act) by Employee, which materially injures the Company, and (ii) the commission by Employee of a felony or other crime involving moral turpitude or the commission by Employee of an act of financial dishonesty against the Company. Except in the case of death or permanent disability, termination will not be effective until 3 days after the Company has given written notice to Employee of such termination.

         B. In the event Employee is terminated by the Company without cause prior to the expiration of the Employment Period or Employee is terminated pursuant to Section 5.A(c) hereof, Employee's obligations hereunder shall cease and all compensation and other benefits which would have been received by Employee following the date of termination and prior to the end of the Employment Period shall become immediately due and payable.

         C. In the event the Employment Period is terminated by the Company for cause, by the Employee for any reason other than pursuant to Section 5.A(c) hereof or pursuant to Section 5.A(a) hereof, Employee shall forfeit all unearned compensation remaining hereunder.

         6. Health Insurance. Notwithstanding Section 3(ii) hereof, for so long as Employee is employed by the Company, the Company will provide to Employee, his wife and children, health insurance substantially comparable to that currently provided for other executive officers of the Company. In the event such insurance is not available through the Company, then Company shall pay Employee the cost of comparable insurance through another carrier.

         7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by overnight courier (e.g., Federal Express) or mailed by first class mail, to the recipient at the address below indicated:

         To the Company:    Top Air Manufacturing, Inc.
                            317 Savannah Park Road
                            Cedar Falls, Iowa 50613

         To Employee:       Thaddeus P. Vannice, Sr.
                            1930 South Main Street
                            Princeton, Illinois 61356

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

         8. Non-competition and Solicitation Agreement. For and during the period of eighteen (18) months after the termination of the Employment Period, Employee will not, directly or indirectly, individually or as partner, agent, employee of any other person or entity, or otherwise, solicit Company's customers located in the Region (as defined below) nor will he compete in the Region with the business of the Company, in the manufacture or sale of any product previously or currently manufactured or sold by Top Air Manufacturing, Inc. (or any product substantially similar thereto). For purposes of this Agreement, the Region is defined to be the states of North Dakota, South Dakota, Nebraska, Kansas, Oklahoma, Minnesota, Iowa, Missouri, Wisconsin, Illinois,
Michigan, Indiana and Ohio. Notwithstanding anything herein to the contrary, Employee shall not be subject to the terms and provisions of this Section 8 in the event (i) Employee is terminated without cause pursuant to Section 5(A)(c); or (ii) following the expiration of the Employment Period, Employee is not offered employment on substantially the same terms as that offered to the other executive officers of the Company.

         9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

         10. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         11.   Counterparts.   This   Agreement  may  be  executed  in  separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         12. Governing Law. All questions concerning the construction, validity and interpretation of the Agreement will be governed by the internal law, and not the law of conflicts, of the State of Iowa.

         13. Remedies. Each of the parties to this Agreement will be entitled to enforce such party's rights under this Agreement specifically, and to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in such party's favor.

         14. Amendments and Waivers; Third Party Beneficiaries. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee. The failure of either party to insist, in any one or more instances, upon performance of the terms and conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

         15. Attorney fees and litigation venue. Any dispute regarding the terms of this agreement shall be resolved in:

         (a) Blackhawk County, Iowa, if relief is sought against Company (although enforcement of such an award may be had in Cook County, Illinois, as Employee may elect); and

         (b)      Bureau County, Illinois, if relief is sought against Employee,

and the prevailing party shall be entitled to recover from the other party all such prevailing party's reasonable attorney fees and costs incurred in connection therewith. All disputes shall be submitted to arbitration, in accordance with the laws of Iowa, according to the Rules of the American Arbitration Association and arbitrated under the auspices thereof.

         16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors and assigns. Neither party may assign such party's rights or delegate such party's obligations hereunder without the prior written consent of the other party.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                           TOP AIR MANUFACTURING, INC.


                                           By:  /s/ Steven R. Lind
                                                --------------------------------
                                           Its:  President
                                                --------------------------------


                                           /s/ Thaddeus P. Vannice, Sr.
                                           -------------------------------------
                                           THADDEUS P. VANNICE, SR.